UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

VERU INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127
Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed September 20, 2024, on September 19, 2024, Veru Inc. (the “Company”) entered into an Amended and Restated Forbearance Agreement and Amendment to September 2024 Note (as amended, the “Amended Forbearance Agreement”) with Onconetix, Inc. f/k/a Blue Water Vaccines Inc. (the “Borrower”). The Amended Forbearance Agreement amends and restates the entirety of the Forbearance Agreement, dated as of April 24, 2024, which related to certain defaults by the Borrower under a Promissory Note in the principal amount of $5,000,000 due on April 19, 2024 (the “April 2024 Promissory Note”) and a Promissory Note in the principal amount of $5,000,000 due on September 30, 2024 (as amended, the “September 2024 Promissory Note” and together with the April 2024 Promissory Note, the “Promissory Notes”) that were issued by the Borrower to the Company to reflect certain payment obligations pursuant to the Asset Purchase Agreement, dated as of April 19, 2023, between the Company and the Borrower.

As of September 22, 2025, an aggregate of $8,826,155.41 was payable to the Company under the Promissory Notes and related amendments. On September 22, 2025, the Company and the Borrower entered into a Settlement Agreement and Release (the “Settlement Agreement”), whereby the Company agreed to accept a cash payment of $6,326,155.41, 3,125 shares of the Borrower’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and 846,975 warrants to purchase shares of the Borrower’s common stock (the “Warrants”) (such cash payment, shares of Series D Preferred Stock and the Warrants, collectively, the “Settlement Amounts”) in full satisfaction of all amounts due under the Promissory Notes, as amended by all preceding amendments, forbearance agreements, and waivers, in complete discharge of all obligations thereunder.

Each share of the Series D Preferred Stock has a stated value of $1,000 per share. The Series D Preferred Stock is convertible, including at the Company’s option, into shares of the Borrower’s common stock. Holders of Series D Preferred Stock have certain registration rights. In certain circumstances, the Borrower may redeem shares of Series D Preferred Stock at a specified price.

On September 24, 2025, the Borrower paid the Settlement Amounts to the Company, and the Promissory Notes and Amended Forbearance Agreement terminated upon payment of the Settlement Amounts.

There can be no assurance as to whether and when the Company will be able to receive any cash proceeds from the shares of Series D Preferred Stock, the Warrants or any shares of the Borrower’s common stock that the Company might acquire upon exercise of the Warrants.

The description of the Settlement Agreement set forth herein is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Settlement Agreement and Release, dated September 22, 2025, by and between the Company and Onconetix, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2025	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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